================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): FEBRUARY 4, 2002

                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

               (Exact name of registrant as specified in charter)


        DELAWARE                 333-76138                75-2287683
(State of Incorporation)    (Commission File No.)       (I.R.S. Employer
                                                       Identification No.)

    2435 NORTH CENTRAL EXPRESSWAY
          RICHARDSON, TEXAS                                  75080
(Address of Principal Executive Offices)                   (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 699-4000


================================================================================

ITEM 5. OTHER EVENTS.

      The information contained in this Current Report on Form 8-K is incorporated by reference in the Registrant's shelf registration statement on Form S-3 filed under the Securities Act of 1933, as amended, Registration Number 333-71638.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements.

      Set forth below is a list of financial statements appearing in this report.

      Kaneb Pipe Line Operating Partnership, L.P. and Subsidiaries Financial
         Statements:

            Independent Auditors' Report

            Consolidated Statements of Income for the years ended December 31,
               1998, 1999 and 2000

            Consolidated Balance Sheets as of December 31, 1999 and 2000

            Consolidated Statements of Cash Flows for the years ended
               December 31, 1998, 1999 and 2000

            Consolidated Statements of Partners' Capital for the years ended
               December 31, 1998, 1999 and 2000

            Notes to Consolidated Financial Statements

      Unaudited interim financial statements:

            Consolidated Statements of Income for the nine months ended
               September 30, 2000 and 2001

            Condensed Consolidated Balance Sheets as of December 31, 2000 and
               September 30, 2001

            Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2000 and 2001

            Notes to Consolidated Financial Statements

      (c)   Exhibits.

            23.1 - Consent of Independent Accountants.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KANEB PIPE LINE OPERATING
                                       PARTNERSHIP, L.P.

                                       By: Kaneb Pipe Line Company LLC,
                                           General Partner


Dated February 5, 2002                         /s/ EDWARD D. DOHERTY
                                            ----------------------------------
                                                   Edward D. Doherty
                                               Chairman of the Board and
                                                Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT



To the Partners of
Kaneb Pipe Line Operating Partnership, L.P.


         We have audited the consolidated balance sheets of Kaneb Pipe Line Operating Partnership, L.P. and its subsidiaries (the "Partnership") as of December 31, 2000 and 1999 and the related consolidated statements of income, partners' capital and cash flows for each of the years in the three year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Partnership and its subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                                     KPMG LLP
Dallas, Texas
March 2, 2001

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                            Year Ended December 31,
                                                                          ---------------------------------------------------------
                                                                              2000                  1999                  1998
                                                                          -------------         -------------         -------------
Revenues .........................................................        $ 156,232,000         $ 158,028,000         $ 125,812,000
                                                                          -------------         -------------         -------------
Costs and expenses:
   Operating costs ...............................................           69,653,000            69,148,000            52,200,000
   Depreciation and amortization .................................           16,253,000            15,043,000            12,148,000
   General and administrative ....................................           11,881,000             9,424,000             6,261,000
                                                                          -------------         -------------         -------------
      Total costs and expenses ...................................           97,787,000            93,615,000            70,609,000
                                                                          -------------         -------------         -------------
Operating income .................................................           58,445,000            64,413,000            55,203,000

Interest and other income ........................................            1,442,000               408,000               626,000
Interest expense .................................................          (12,283,000)          (13,390,000)          (11,304,000)
                                                                          -------------         -------------         -------------
Income before income taxes .......................................           47,604,000            51,431,000            44,525,000

Income tax provision .............................................             (943,000)           (1,496,000)             (418,000)
                                                                          -------------         -------------         -------------
Net income .......................................................        $  46,661,000         $  49,935,000         $  44,107,000
                                                                          =============         =============         =============

                 See notes to consolidated financial statements.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                                         December 31,
                                                                                           ----------------------------------------
                                                                                                2000                       1999
                                                                                           -------------              -------------
                                     ASSETS
Current assets:
   Cash and cash equivalents .................................................             $   4,758,000              $   5,127,000
   Accounts receivable .......................................................                21,091,000                 16,929,000
   Prepaid expenses ..........................................................                 5,291,000                  5,036,000
                                                                                           -------------              -------------
      Total current assets ...................................................                31,140,000                 27,092,000
                                                                                           -------------              -------------
Property and equipment .......................................................               458,926,000                439,537,000
Less accumulated depreciation ................................................               137,571,000                122,654,000
                                                                                           -------------              -------------
      Net property and equipment .............................................               321,355,000                316,883,000
                                                                                           -------------              -------------
Investment in affiliates .....................................................                22,568,000                 21,978,000
                                                                                           -------------              -------------
                                                                                           $ 375,063,000              $ 365,953,000
                                                                                           =============              =============

                        LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable ..........................................................             $   3,706,000              $   3,288,000
   Accrued expenses ..........................................................                 7,705,000                  6,350,000
   Accrued distributions payable .............................................                13,372,000                 13,372,000
   Accrued taxes, other than income taxes ....................................                 2,363,000                  2,267,000
   Deferred terminaling fees .................................................                 3,717,000                  3,075,000
   Payable to general partner ................................................                 1,889,000                  1,411,000
                                                                                           -------------              -------------
      Total current liabilities ..............................................                32,752,000                 29,763,000
                                                                                           -------------              -------------
Long-term debt ...............................................................               166,900,000                155,987,000

Other liabilities and deferred taxes .........................................                13,676,000                 10,882,000

Commitments and contingencies

Partners' capital:
   Limited partner ...........................................................               162,288,000                169,056,000
   General partner ...........................................................                   984,000                  1,040,000
   Accumulated other comprehensive income (loss)
      - foreign currency translation adjustment ..............................                (1,537,000)                  (775,000)
                                                                                           -------------              -------------
      Total partners' capital ................................................               161,735,000                169,321,000
                                                                                           -------------              -------------
                                                                                           $ 375,063,000              $ 365,953,000
                                                                                           =============              =============

                 See notes to consolidated financial statements.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             Year Ended December 31,
                                                                             ------------------------------------------------------
                                                                                 2000                 1999                 1998
                                                                             ------------         ------------         ------------
Operating activities:
   Net income .......................................................        $ 46,661,000         $ 49,935,000         $ 44,107,000
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation and amortization .................................          16,253,000           15,043,000           12,148,000
      Equity in earnings of affiliates, net of distribution .........            (154,000)          (1,072,000)                --
      Gain on sale of assets ........................................          (1,126,000)                --                   --
      Deferred income taxes .........................................             943,000            1,487,000              481,000
      Other liabilities .............................................             841,000                 --                   --
      Changes in working capital components:
        Accounts receivable .........................................          (4,162,000)          (3,012,000)          (2,414,000)
        Prepaid expenses ............................................            (255,000)            (995,000)             (14,000)
        Accounts payable and accrued expenses .......................           1,869,000            3,028,000            3,174,000
        Deferred terminaling fees ...................................             642,000             (451,000)             634,000
        Payable to general partner ..................................             478,000             (374,000)             642,000
                                                                             ------------         ------------         ------------
           Net cash provided by operating activities ................          61,990,000           63,589,000           58,758,000
                                                                             ------------         ------------         ------------

Investing activities:
   Capital expenditures .............................................          (9,483,000)         (14,568,000)          (9,401,000)
   Acquisitions of pipelines and terminals ..........................         (12,053,000)         (44,390,000)         (44,410,000)
   Proceeds from sale of assets .....................................           1,961,000                 --                   --
   Other ............................................................            (212,000)          (2,064,000)          (1,121,000)
                                                                             ------------         ------------         ------------
           Net cash used in investing activities ....................         (19,787,000)         (61,022,000)         (54,932,000)
                                                                             ------------         ------------         ------------
Financing activities:
   Changes in amounts due to/from
      general partner ...............................................                --             (5,000,000)           5,000,000
   Issuance of debt .................................................          14,613,000           51,319,000           35,000,000
   Payments of debt and capital lease ...............................          (3,700,000)         (58,332,000)          (6,453,000)
   Distributions ....................................................         (53,485,000)         (51,850,000)         (42,900,000)
   Net proceeds from issuance of units by KPP .......................                --             65,574,000                 --
                                                                             ------------         ------------         ------------
           Net cash provided by (used in) financing
               activities ...........................................         (42,572,000)           1,711,000           (9,353,000)
                                                                             ------------         ------------         ------------
Increase (decrease) in cash and cash equivalents ....................            (369,000)           4,278,000           (5,527,000)
Cash and cash equivalents at beginning of period ....................           5,127,000              849,000            6,376,000
                                                                             ------------         ------------         ------------
Cash and cash equivalents at end of period ..........................        $  4,758,000         $  5,127,000         $    849,000
                                                                             ============         ============         ============
Supplemental information - Cash paid for interest ...................        $ 12,438,000         $ 12,881,000         $ 11,156,000
                                                                             ============         ============         ============

                 See notes to consolidated financial statements.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                                                                                     ACCUMULATED
                                                                                        OTHER
                                                      LIMITED          GENERAL      COMPREHENSIVE                     COMPREHENSIVE
                                                      PARTNER          PARTNER       INCOME(LOSS)        TOTAL            INCOME
                                                   -------------     -----------     -----------     -------------     ------------
Partners' capital at January 1, 1998 ..........    $ 104,196,000     $ 1,034,000     $      --       $ 105,230,000     $       --

  1998 income allocation ......................       43,666,000         441,000            --          44,107,000       44,107,000

  Distributions declared ......................      (42,474,000)       (426,000)           --         (42,900,000)            --
                                                   -------------     -----------     -----------     -------------     ------------
  Comprehensive income for the year ...........                                                                        $ 44,107,000
                                                                                                                       ============
Partners' capital at December 31, 1998 ........      105,388,000       1,049,000            --         106,437,000             --

  1999 income allocation ......................       49,436,000         499,000            --          49,935,000       49,935,000

  Distributions declared ......................      (51,342,000)       (508,000)           --         (51,850,000)            --

  Proceeds from issuance of units by KPP ......       65,574,000            --              --          65,574,000             --

  Foreign currency translation adjustment .....             --              --          (775,000)         (775,000)        (775,000)
                                                   -------------     -----------     -----------     -------------     ------------
  Comprehensive income for the year ...........                                                                        $ 49,160,000
                                                                                                                       ============
Partners' capital at December 31, 1999 ........      169,056,000       1,040,000        (775,000)      169,321,000             --

  2000 income allocation ......................       46,194,000         467,000            --          46,661,000       46,661,000

  Distributions declared ......................      (52,962,000)       (523,000)           --         (53,485,000)            --

  Foreign currency translation adjustment .....             --              --          (762,000)         (762,000)        (762,000)
                                                   -------------     -----------     -----------     -------------     ------------
  Comprehensive income for the year ...........                                                                        $ 45,899,000
                                                                                                                       ============
Partners' capital at December 31, 2000 ........    $ 162,288,000     $   984,000     $(1,537,000)    $ 161,735,000
                                                   =============     ===========     ===========     =============

                 See notes to consolidated financial statements.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       PARTNERSHIP ORGANIZATION

         Kaneb Pipe Line Operating Partnership, L.P. (the "Partnership"), a limited partnership, owns and operates a refined petroleum products pipeline business and a petroleum products and specialty liquids storage and terminaling business. Kaneb Pipe Line Partners, L.P. ("KPP"), a master limited partnership, holds a 99% interest as limited partner in the Partnership. Kaneb Pipe Line Company ("KPL"), a wholly-owned subsidiary of Kaneb Services, Inc. ("Kaneb"), as general partner, holds a 1% general partner interest in both the Partnership and KPP. At December 31, 2000, KPL, together with its affiliates, owned an approximate 28% interest as a limited partner and a combined 2% interest as a general partner in KPP.

         In July 1999, KPP issued 2.25 million KPP limited partnership units in a public offering at $30.75 per unit, generating approximately $65.6 million in net proceeds. A portion of the proceeds was used to repay in full the Partnership's $15.0 million promissory note, the $25.0 million revolving credit facility and $18.3 million in term loans (including $13.3 million in term loans resulting from the United Kingdom terminal acquisition referred to in Note 3).

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The following significant accounting policies are followed by the Partnership in the preparation of the consolidated financial statements.

         CASH AND CASH EQUIVALENTS

         The Partnership's policy is to invest cash in highly liquid investments with original maturities of three months or less. Accordingly, uninvested cash balances are kept at minimum levels. Such investments are valued at cost, which approximates market, and are classified as cash equivalents. The Partnership does not have any derivative financial instruments.

         PROPERTY AND EQUIPMENT

         Property and equipment are carried at historical cost. Certain leases have been capitalized and the leased assets have been included in property and equipment. Additions of new equipment and major renewals and replacements of existing equipment are capitalized. Repairs and minor replacements that do not materially increase values or extend useful lives are expensed. Depreciation of property and equipment is provided on a straight-line basis at rates based upon expected useful lives of various classes of assets, as disclosed in Note 4. The rates used for pipeline and storage facilities of KPOP are the same as those which have been promulgated by the Federal Energy Regulatory Commission.

         The carrying value of property and equipment is periodically evaluated using undiscounted future cash flows as the basis for determining if impairment exists under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". To the extent impairment is indicated to exist, an impairment loss will be recognized under SFAS No. 121 based on fair value.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         REVENUE AND INCOME RECOGNITION

         The Partnership provides pipeline transportation of refined petroleum products and liquified petroleum gases. Revenue is recognized as services are provided.

         The Partnership's Support Terminal Services operation ("ST") provides terminaling and other ancillary services. Storage fees are billed one month in advance and are reported as deferred income. Revenue is recognized in the month services are provided.

         FOREIGN CURRENCY TRANSLATION

         The Partnership translates the balance sheet of its foreign subsidiary using year-end exchange rates and translates income statement amounts using the average exchange rates in effect during the year. The gains and losses resulting from the change in exchange rates from year to year have been reported separately as a component of accumulated other comprehensive income (loss) in Partners' Capital. Gains and losses resulting from foreign currency transactions are included in the statements of income.

         ENVIRONMENTAL MATTERS

         Environmental expenditures that relate to current operations are expensed or capitalized, as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the completion of a feasibility study or the Partnership's commitment to a formal plan of action.

         COMPREHENSIVE INCOME

         The Partnership follows the provisions of SFAS No. 130, "Reporting Comprehensive Income", for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 only requires additional disclosure and does not affect the Partnership's financial position or results of operations.

         ESTIMATES

         The preparation of the Partnership's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         INCOME TAX CONSIDERATIONS

         Income before income tax expense is made up of the following components:

                                                                            Year Ended December 31,
                                                               -----------------------------------------------
                                                                  2000              1999              1998
                                                               -----------       -----------       -----------
         Partnership operations .........................      $43,538,000       $46,741,000       $42,850,000
         Corporate operations:
              Domestic ..................................          510,000           501,000         1,257,000
              Foreign ...................................        3,556,000         4,189,000              --
                                                               -----------       -----------       -----------
                                                               $47,604,000       $51,431,000       $44,107,000
                                                               ===========       ===========       ===========

         Partnership operations are not subject to Federal or state income taxes. However, certain operations of ST are conducted through wholly-owned corporate subsidiaries which are taxable entities. The provision for income taxes for the periods ended December 31, 2000, 1999 and 1998 primarily consists of deferred U.S. and foreign income taxes of $0.9 million, $1.5 million and $.5 million, respectively. The net deferred tax liability of $5.9 million and $5.1 million at December 31, 2000 and 1999, respectively, consists of deferred tax liabilities of $12.0 million and $12.0 million, respectively, and deferred tax assets of $6.1 million and $6.9 million, respectively. The deferred tax liabilities consist primarily of tax depreciation in excess of book depreciation and the deferred tax assets consist primarily of net operating losses. The U.S. corporate operations have net operating loss carryforwards for tax purposes totaling approximately $15.4 million which expire in years 2008 through 2020. Additionally, the Partnership's foreign operations have net operating loss carryforwards for tax purposes totaling approximately $4.4 million which do not have an expiration date.

         Since the income or loss of the operations which are conducted through limited partnerships will be included in the tax returns of the individual partners of the Partnership, no provision for income taxes has been recorded in the accompanying financial statements on these earnings. The tax returns of the Partnership are subject to examination by Federal and state taxing authorities. If any such examination results in adjustments to distributive shares of taxable income or loss, the tax liability of the partners would be adjusted accordingly.

         The tax attributes of the Partnership's net assets flow directly to each individual partner. Individual partners will have different investment bases depending upon the timing and prices of acquisition of Partnership units. Further, each partner's tax accounting, which is partially dependent upon their individual tax position, may differ from the accounting followed in the financial statements. Accordingly, there could be significant differences between each individual partner's tax basis and their proportionate share of the net assets reported in the financial statements. SFAS No. 109, "Accounting for Income Taxes," requires disclosure by a publicly held partnership of the aggregate difference in the basis of its net assets for financial and tax reporting purposes. Management does not believe that, in the Partnership's circumstances, the aggregate difference would be meaningful information.

         CASH DISTRIBUTIONS

         The Partnership expects to make distributions, in accordance with the Partnership Agreement, within 45 days of the end of each quarter to limited partner and general partner interests. Aggregate distributions of approximately $53.5 million, $51.9 million and $42.9 million, were declared to limited partner and general partner interests in 2000, 1999 and 1998, respectively.

         CHANGE IN PRESENTATION

         Certain prior year financial statement items have been reclassified to conform with the 2000 presentation.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         RECENT ACCOUNTING PRONOUNCEMENTS

         The Partnership has assessed the reporting and disclosure requirements of SFAS No. 133, "Accounting and Derivative Instruments and Hedging Activities", which establishes the accounting and reporting standards for such activities. Under SFAS No. 133, companies must recognize all derivative instruments on its balance sheet at fair value. Changes in the value of derivative instruments which are considered hedges, will either be offset against the change in fair value of the hedged item through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The Partnership will adopt SFAS No. 133, as amended, in the first quarter of 2001. Currently, the Partnership is not a party to any derivative contracts, and does not anticipate that adoption will have a material effect on the Partnership's results of operations or financial position.

3.       ACQUISITIONS

         On January 3, 2001, the Partnership acquired Shore Terminals LLC ("Shore") for $107 million in cash and 1,975,090 units issued by KPP. Financing for the cash portion of the purchase price was supplied under a new $275 million unsecured revolving credit agreement with a group of banks (see Note 5). The acquisition will be accounted for, beginning January 2001, using the purchase method of accounting.

         On February 1, 1999, the Partnership, through two wholly-owned indirect subsidiaries, acquired six terminals in the United Kingdom from GATX Terminal Limited for Pound Sterling22.6 million (approximately $37.2 million) plus transaction costs and the assumption of certain liabilities. The acquisition, which was initially financed with term loans from a bank, has been accounted for using the purchase method of accounting. $13.3 million of the term loans were repaid in July 1999 with the proceeds from a public unit offering (see Notes 1 and 5). The pro forma effect of the acquisition was not material to the results of operations.

         On October 30, 1998, the Partnership, through a wholly-owned subsidiary, entered into acquisition and joint venture agreements with Northville Industries Corp. ("Northville") to acquire and manage the former Northville terminal located in Linden, New Jersey. Under the agreements, the Partnership acquired a 50% interest in the newly-formed ST Linden Terminal LLC for $20.5 million plus transaction costs. The investment was funded by bank financing which was repaid using proceeds from the public unit offering in July 1999 (See Note 1). The investment is being accounted for by the equity method of accounting, with the excess cost over net book value of the equity investment being amortized over the life of the underlying assets. During 1998, the Partnership acquired other terminals and pipelines for aggregate consideration of $23.9 million.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.       PROPERTY AND EQUIPMENT

         The cost of property and equipment is summarized as follows:

                                                        Estimated
                                                         Useful                         December 31,
                                                          Life                --------------------------------
                                                         (Years)                   2000                1999
                                                     --------------           ------------        ------------
         Land....................................           -                 $ 23,360,000        $ 21,585,000
         Buildings...............................          35                    9,144,000           8,568,000
         Furniture and fixtures..................          16                    3,445,000           2,947,000
         Transportation equipment................           6                    4,469,000           4,469,000
         Machinery and equipment.................        20 - 40                32,996,000          32,939,000
         Pipeline and terminaling equipment......        20 - 40               378,123,000         364,396,000
         Construction work-in-progress...........           -                    7,389,000           4,633,000
                                                                              ------------        ------------
         Total property and equipment............                              458,926,000         439,537,000
           Less accumulated depreciation.........                              137,571,000         122,654,000
                                                                              ------------        ------------
         Net property and equipment..............                             $321,355,000        $316,883,000
                                                                              ============        ============

5.       LONG-TERM DEBT

         Long-term debt is summarized as follows:

                                                                                        December 31,
                                                                              --------------------------------
                                                                                 2000                1999
                                                                              ------------        ------------
         First mortgage notes, repaid in January 2001.................        $128,000,000        $128,000,000
         $25 million revolving credit facility, repaid in January 2001          15,000,000           2,200,000
         Term loan, due in January 2002...............................          23,900,000          25,787,000
         $275 million revolving credit facility, due in December 2003.               -                   -
                                                                              ------------        ------------
         Total long-term debt.........................................        $166,900,000        $155,987,000
                                                                              ============        ============

         In December 2000, the Partnership entered into a credit agreement with a group of banks that provides for a $275 million unsecured revolving credit facility through December 2003. The facility bears interest at variable interest rates, and has a variable commitment fee on the unutilized amounts and contains certain operational and financial covenants. No amounts were drawn under the facility at December 31, 2000. At January 3, 2001 $257.5 million was drawn on the facility at an interest rate of 6.31%, which is due in December of 2003.

         In January 1999, the Partnership, through two wholly-owned subsidiaries, entered into a credit agreement with a bank that provided for the issuance of $39.2 million in term loans in connection with the United Kingdom terminal acquisition and $5.0 million for general Partnership purposes. $18.3 million of the term loans were repaid in July 1999 with the proceeds from KPP's public unit offering. The remaining portion ($23.9 million), with a fixed rate of 7.14%, is due in January 2002. The term loans under the credit agreement, as amended, are unsecured and are pari passu with the $275 million revolving credit facility. The term loans also contain certain financial and operational covenants.

         In 1994, a wholly-owned subsidiary entered into a restated credit agreement with a group of banks that, as amended, provided for a $25 million revolving credit facility through January 31, 2001. At December 31, 2000, $15.0 million was drawn under the credit facility. In January 2001, the credit facility was repaid in full with the proceeds from the new $275 million credit facility.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The $128 million of first mortgage notes outstanding at December 31, 2000 and 1999, which were due in varying amounts from 2001 to 2016, were repaid in full in January of 2001 with the proceeds from the new $275 million revolving credit facility. Under the provisions of the mortgage notes, the Partnership incurred a $6.3 million prepayment penalty, which will be recognized as an extraordinary expense in the first quarter of 2001.

6.       COMMITMENTS AND CONTINGENCIES

         The following is a schedule by years of future minimum lease payments under operating leases as of December 31, 2000:

         Year ending December 31:

              2001...................................    $   2,027,000
              2002...................................        1,440,000
              2003...................................          907,000
              2004...................................          640,000
              2005...................................          320,000
                                                         -------------
              Total minimum lease payments...........    $   5,334,000
                                                         =============

         Total rent expense under operating leases amounted to $3.1 million, $2.2 million and $1.1 million for the years ended December 31, 2000, 1999 and 1998, respectively.

         The operations of the Partnership are subject to Federal, state and local laws and regulations in the United States and the United Kingdom relating to protection of the environment. Although the Partnership believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance that significant costs and liabilities will not be incurred by the Partnership. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the Partnership, could result in substantial costs and liabilities to the Partnership. The Partnership has recorded an undiscounted reserve for environmental claims in the amount of $8.0 million at December 31, 2000, including $7.3 million related to acquisitions of pipelines and terminals. During 2000 and 1999, respectively, the Partnership incurred $2.3 million and $0.9 million of costs related to such acquisition reserves and reduced the liability accordingly.

         KPL has indemnified the Partnership against liabilities for damage to the environment resulting from operations of the pipeline prior to October 3, 1989 (the date of formation of the Partnership). The indemnification does not extend to any liabilities that arise after such date to the extent that the liabilities result from changes in environmental laws and regulations.

         In December 1995, the Partnership acquired the liquids terminaling assets of Steuart Petroleum Company and certain of its affiliates. The asset purchase agreement includes a provision for an earn-out payment based upon revenues of one of the terminals exceeding a specified amount for a seven-year period ending in December 2002. No amount was payable under the earn-out provision in 1998, 1999 or 2000.

         On April 7, 2000, a fuel oil pipeline in Maryland owned by Potomac Electric Power Company ("PEPCO") ruptured. The pipeline was operated by a partnership of which ST is general partner. PEPCO has reported that, through December 2000, it incurred approximately $66 million in clean-up costs and expects to incur total cleanup costs of $70 million to $75 million. Since May 2000, ST has participated provisionally in a minority share of the cleanup expense, which has been funded by ST's insurance carriers. The Partnership cannot predict the amount, if any,

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


that ultimately may be determined to be ST's share of the remediation expense, but it believes that such amount will be covered by insurance and will not materially affect the Partnership's financial condition.

         As a result of the rupture, purported class actions have been filed in federal and state court in Maryland by property and/or business owners alleging damages in unspecified amounts against PEPCO and ST under various theories, including the federal Oil Pollution Act. The court has ordered a consolidated complaint to be filed in this action. ST's insurance carriers have assumed the defense of these actions. While the Partnership cannot predict the amount, if any, of any liability it may have in these suits, it believes that such amounts will be covered by insurance and that these actions will not have a material adverse effect on its financial condition.

         PEPCO and ST have agreed with the State of Maryland to pay costs of assessing natural resource damages under the federal Oil Pollution Act, but they cannot predict at this time the amount of any damages that may be claimed by Maryland. KPL believes that both the assessment costs and such damages are covered by insurance and will not materially affect the Partnership's financial condition.

         The U.S. Department of Transportation has issued a Notice of Proposed Violation to PEPCO and ST alleging violations over several years of pipeline safety regulations and proposing a civil penalty of $674,000. ST and PEPCO intend to contest the allegations of violations and the proposed penalty. The ultimate amount of any penalty attributable to ST cannot be determined at this time, but KPL believes that this matter will not have a material effect on the Partnership's financial condition.

         Certain subsidiaries of the Partnership were sued in a Texas state court in 1997 by Grace Energy Corporation ("Grace"), the entity from which the Partnership acquired ST Services in 1993. The lawsuit involves environmental response and remediation allegedly resulting from jet fuel leaks in the early 1970's from a pipeline. The pipeline, which connected a former Grace terminal with Otis Air Force Base in Massachusetts, was abandoned in 1976, when the connecting terminal was sold to an unrelated entity.

         Grace alleged that subsidiaries of the Partnership acquired the abandoned pipeline, as part of the acquisition of ST Services in 1993, and assumed responsibility for environmental damages allegedly caused by the jet fuel leaks. Grace sought a ruling that these subsidiaries are responsible for all present and future remediation expenses for these leaks and that Grace has no obligation to indemnify these subsidiaries for these expenses.

         In the lawsuit, Grace also sought indemnification for expenses that it has incurred since 1996 of approximately $3.5 million for response and remediation required by the State of Massachusetts and for additional expenses that it expects to incur in the future. The consistent position of the Partnership's subsidiaries is that they did not acquire the abandoned pipeline as part of the 1993 ST transaction, and therefore did not assume any responsibility for the environmental damage nor any liability to Grace for the pipeline.

         At the end of the trial on May 19, 2000, the jury returned a verdict including findings that Grace had breached a provision of the 1993 acquisition agreement and that the pipeline was abandoned prior to 1978. On July 17, 2000, the Judge entered final judgment in the case, which is now on appeal to the Dallas Court of Appeals, that Grace take nothing from the subsidiaries on its claims, including claims for future expenses. Although the Partnership's subsidiaries have not incurred any expenses in connection with the remediation, the court also ruled, in effect, that the subsidiaries would not be entitled to an indemnification from Grace if any such expenses were incurred in the future. However, the Judge let stand a prior summary judgment ruling that the pipeline was an asset of the Partnership acquired as part of the 1993 ST transaction. The Judge also awarded attorney fees to Grace.

         While the judgment means that the subsidiaries have no obligation to reimburse Grace for the approximately $3.5 million it has incurred, as required by the State of Massachusetts, the Partnership's subsidiaries have filed an appeal of the judgment finding that the Otis Pipeline was transferred to them and the award of attorney fees.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The Otis Air Force Base is a part of the Massachusetts Military Reservation ("MMR"), which has been declared a Superfund Site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. The MMR Site contains nine groundwater contamination plumes, two of which are allegedly associated with the pipeline, and various other waste management areas of concern, such as landfills. The United States Department of Defense and the United States Coast Guard, pursuant to a Federal Facilities Agreement, have been responding to the Government remediation demand for most of the contamination problems at the MMR Site. Grace and others have also received and responded to formal inquiries from the United States Government in connection with the environmental damages allegedly resulting from the jet fuel leaks. The Partnership's subsidiaries have voluntarily responded to an invitation from the Government to provide information indicating that they do not own the pipeline. In connection with a court-ordered mediation between Grace and the subsidiaries, the Government advised the parties in April 1999 that it has identified the two spill areas that it believes to be related to the pipeline that is the subject of the Grace suit. The Government advised the parties that it believes it has incurred costs of approximately $34 million, and expects in the future to incur costs of approximately $55 million, for remediation of one of the spill areas. This amount was not intended to be a final accounting of costs or to include all categories of costs. The Government also advised the parties that it could not at that time allocate its costs attributable to the second spill area. The Partnership believes that the ultimate cost of the remediation, while substantial, will be considerably less than the Government has indicated.

         The Government has made no claims against the Partnership or any other person on account of this matter. The Partnership believes that if any such claims were made, its subsidiaries would have substantial defenses to such claims. Under Massachusetts law, the party responsible for remediation of a facility is the last owner before the abandonment, which was a Grace company. The Partnership does not believe that either the Grace litigation or any claims that may be made by the Government will adversely affect its ability to make cash distributions to its unitholders, but there can be no assurances in that regard.

         The Partnership has other contingent liabilities resulting from litigation, claims and commitments incident to the ordinary course of business. Management believes, based on the advice of counsel, that the ultimate resolution of such contingencies will not have a materially adverse effect on the financial position or results of operations of the Partnership.

7.       RELATED PARTY TRANSACTIONS

         The Partnership has no employees and is managed and controlled by KPL. KPL and Kaneb are entitled to reimbursement of all direct and indirect costs related to the business activities of the Partnership. These costs, which totaled $13.0 million, $11.9 million and $11.3 million for the years ended December 31, 2000, 1999 and 1998, respectively, include compensation and benefits paid to officers and employees of KPL and Kaneb, insurance premiums, general and administrative costs, tax information and reporting costs, legal and audit fees. Included in this amount is $11.0 million, $10.3 million and $9.3 million of compensation and benefits, paid to officers and employees of KPL for the years ended December 31, 2000, 1999 and 1998, respectively, which represent the actual amounts paid by KPL or Kaneb. In addition, the Partnership paid $.2 million during each of these respective years for an allocable portion of KPL's overhead expenses. At December 31, 2000 and 1999, the Partnership owed KPL $1.9 million and $1.4 million, respectively, for these expenses which are due under normal invoice terms.

8.       BUSINESS SEGMENT DATA

         The Partnership conducts business through two principal operations; the "Pipeline Operations," which consists primarily of the transportation of refined petroleum products in the Midwestern states as a common carrier, and the "Terminaling Operations," which provide storage for petroleum products, specialty chemicals and other liquids.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The Partnership measures segment profit as operating income. Total assets are those assets controlled by each reportable segment.

                                                                          Year Ended December 31,
                                                                ---------------------------------------------
                                                                   2000             1999            1998
                                                                ------------    ------------     ------------
         Business segment revenues:
           Pipeline operations................................  $ 70,685,000    $ 67,607,000     $ 63,421,000
           Terminaling operations.............................    85,547,000      90,421,000       62,391,000
                                                                ------------    ------------     ------------
                                                                $156,232,000    $158,028,000     $125,812,000
                                                                ============    ============     ============
         Business segment profit:
           Pipeline operations................................  $ 36,213,000    $ 35,836,000     $ 33,630,000
           Terminaling operations.............................    22,232,000      28,577,000       21,573,000
                                                                ------------    ------------     ------------
              Operating income................................    58,445,000      64,413,000       55,203,000
           Interest expense...................................   (12,283,000)    (13,390,000)     (11,304,000)
           Interest and other income .........................     1,442,000         408,000          626,000
                                                                ------------    ------------     ------------
              Income before income taxes......................  $ 47,604,000    $ 51,431,000     $ 44,525,000
                                                                ============    ============     ============
         Business segment assets:
           Depreciation and amortization:
              Pipeline operations.............................  $  5,180,000    $  5,090,000     $  4,619,000
              Terminaling operations..........................    11,073,000       9,953,000        7,529,000
                                                                ------------    ------------     ------------
                                                                $ 16,253,000    $ 15,043,000     $ 12,148,000
                                                                ============    ============     ============
         Capital expenditures (excluding acquisitions):
           Pipeline operations................................  $  3,439,000    $  3,547,000     $  5,020,000
           Terminaling operations.............................     6,044,000      11,021,000        4,381,000
                                                                ------------    ------------     ------------
                                                                $  9,483,000    $ 14,568,000     $  9,401,000
                                                                ============    ============     ============

                                                                                December 31,
                                                                ---------------------------------------------
                                                                  2000             1999             1998
                                                                ------------    ------------     ------------
         Total assets:
           Pipeline operations................................  $102,656,000    $104,774,000     $103,966,000
           Terminaling operations.............................   272,407,000     261,179,000      204,466,000
                                                                ------------    ------------     ------------
                                                                $375,063,000    $365,953,000     $308,432,000
                                                                ============    ============     ============

         The following geographical area data includes revenues based on location of the operating segment and net property and equipment based on physical location.

                                                                           Year Ended December 31,
                                                                ---------------------------------------------
                                                                   2000             1999            1998
                                                                ------------    ------------     ------------
         Geographical area revenues:
           United States......................................  $136,729,000    $136,197,000     $125,812,000
           United Kingdom.....................................    19,503,000      21,831,000              -
                                                                ------------    ------------     ------------
                                                                $156,232,000    $158,028,000     $125,812,000
                                                                ============    ============     ============
         Geographical area operating income:
           United States......................................  $ 53,996,000    $ 58,539,000     $ 55,203,000
           United Kingdom.....................................     4,449,000        5,874,000             -
                                                                ------------    -------------    ------------
                                                                $ 58,445,000    $ 64,413,000     $ 55,203,000
                                                                ============    ============     ============

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                          Year Ended December 31,
                                                                ---------------------------------------------
                                                                   2000             1999            1998
                                                                ------------    ------------     ------------
         Geographical area net property and equipment:
           United States......................................  $282,685,000    $275,178,000     $268,626,000
           United Kingdom.....................................    38,670,000      41,705,000              -
                                                                ------------    ------------     ------------
                                                                $321,355,000    $316,883,000     $268,626,000
                                                                ============    ============     ============

9.       FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

         The estimated fair value of all debt as of December 31, 2000 and 1999 was approximately $174 million and $163 million, as compared to the carrying value of $167 million and $156 million, respectively. These fair values were estimated using discounted cash flow analysis, based on the Partnership's current incremental borrowing rates for similar types of borrowing arrangements. These estimates are not necessarily indicative of the amounts that would be realized in a current market exchange. The Partnership has no derivative financial instruments.

         The Partnership markets and sells its services to a broad base of customers and performs ongoing credit evaluations of its customers. The Partnership does not believe it has a significant concentration of credit risk at December 31, 2000. No customer constituted 10 percent or more of consolidated revenues in 2000, 1999 or 1998.

10.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         Quarterly operating results for 2000 and 1999 are summarized as follows:

                                                                            Quarter Ended
                                            --------------------------------------------------------------------------
                                                March 31,           June 30,         September 30,       December 31,
                                            ----------------    ----------------    ---------------     --------------
         2000:
         Revenues.....................      $     36,680,000    $     38,438,000    $    41,051,000     $   40,063,000
                                            ================    ================    ===============     ==============
         Operating income.............      $     12,922,000    $     14,959,000    $    17,466,000     $   13,098,000
                                            ================    ================    ===============     ==============
         Net income...................      $      9,664,000    $     12,002,000    $    14,261,000     $   10,734,000(a)
                                            ================    ================    ===============     ==============
         1999:
         Revenues.....................      $     36,845,000    $     39,171,000    $    41,573,000     $   40,439,000
                                            ================    ================    ===============     ==============
         Operating income.............      $     15,144,000    $     15,467,000    $    17,451,000     $   16,351,000
                                            ================    ================    ===============     ==============
         Net income...................      $     11,471,000    $     11,528,000    $    13,975,000     $   12,961,000
                                            ================    ================    ===============     ==============

  (a) Includes approximately $1.9 million of accrued litigation costs.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                                          NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                   --------------------------------
                                                                                        2001              2000
                                                                                   --------------    --------------
Revenues........................................................................   $  154,424,000    $  116,169,000
                                                                                   --------------    --------------
Costs and expenses:
   Operating costs..............................................................       67,333,000        51,620,000
   Depreciation and amortization................................................       17,326,000        11,940,000
   General and administrative...................................................        7,483,000         7,262,000
                                                                                   --------------    --------------
      Total costs and expenses..................................................       92,142,000        70,822,000
                                                                                   --------------    --------------
Operating income................................................................       62,282,000        45,347,000
Interest and other income, net..................................................        4,218,000           225,000
Interest expense................................................................      (12,144,000)       (9,016,000)
                                                                                   -------------- -----------------
Income before income taxes and extraordinary item...............................       54,356,000        36,556,000

Income tax provision............................................................         (602,000)         (629,000)
                                                                                   --------------    --------------
Income before extraordinary item................................................       53,754,000        35,927,000

Extraordinary item - loss on debt extinguishment, net of income taxes...........       (5,815,000)            -
                                                                                   --------------    --------------
Net income......................................................................   $   47,939,000    $   35,927,000
                                                                                   ==============    ==============

                 See notes to consolidated financial statements.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                                        2001              2000
                                                                                   ---------------   --------------
                                                                                     (UNAUDITED)
                                     ASSETS
Current assets:
   Cash and cash equivalents....................................................   $   11,368,000    $    4,758,000
   Accounts receivable..........................................................       23,392,000        21,091,000
   Prepaid expenses and other...................................................        4,414,000         5,291,000
                                                                                   --------------    --------------
      Total current assets......................................................       39,174,000        31,140,000
                                                                                   --------------    --------------
Property and equipment..........................................................      638,430,000       458,926,000
Less accumulated depreciation...................................................      160,307,000       137,571,000
                                                                                   --------------    --------------
   Net property and equipment...................................................      478,123,000       321,355,000
                                                                                   --------------    --------------
Investment in affiliates........................................................       21,747,000        22,568,000
                                                                                   --------------    --------------
                                                                                   $  539,044,000    $  375,063,000
                                                                                   ==============    ==============

                        LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Current portion of long-term debt............................................   $   23,958,000    $        -
   Accounts payable and accrued expenses........................................       24,695,000        17,491,000
   Accrued distributions payable................................................       16,263,000        13,372,000
   Payable to general partner...................................................        3,183,000         1,889,000
                                                                                   --------------    --------------
      Total current liabilities.................................................       68,099,000        32,752,000
                                                                                   --------------    --------------
Long-term debt, less current portion............................................      235,900,000       166,900,000

Other liabilities and deferred taxes............................................       14,958,000        13,676,000

Commitments and contingencies

Partners' capital...............................................................      220,087,000       161,735,000
                                                                                   --------------    --------------
                                                                                   $  539,044,000    $  375,063,000
                                                                                   ==============    ==============

                 See notes to consolidated financial statements.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                          NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                   --------------------------------
                                                                                        2001              2000
                                                                                   --------------    --------------
Operating activities:
   Net income...................................................................   $   47,939,000    $   35,927,000
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depreciation and amortization...........................................       17,326,000        11,940,000
        Equity in earnings of affiliates, net of distributions..................          581,000          (285,000)
        Deferred income taxes...................................................          602,000           629,000
        Extraordinary item......................................................        5,815,000             -
        Changes in other liabilities............................................       (2,360,000)       (1,525,000)
        Changes in working capital components...................................       10,420,000         2,593,000
                                                                                   --------------    --------------
           Net cash provided by operating activities............................       80,323,000        49,279,000
                                                                                   --------------    --------------

Investing activities:
   Capital expenditures.........................................................       (9,589,000)       (6,434,000)
   Acquisition of terminals, net of cash acquired...............................     (106,810,000)      (12,053,000)
   Proceeds from sale of assets.................................................        2,807,000             -
   Other, net...................................................................         (646,000)         (481,000)
                                                                                   --------------    --------------
           Net cash used in investing activities................................     (114,238,000)      (18,968,000)
                                                                                   --------------    --------------

Financing activities:
   Issuance of debt.............................................................      257,500,000        16,500,000
   Payments of debt.............................................................     (171,082,000)       (5,700,000)
   Distributions................................................................      (45,893,000)      (40,115,000)
                                                                                   --------------    --------------

           Net cash provided by (used in)
              financing activities..............................................       40,525,000       (29,315,000)
                                                                                   --------------    --------------

Increase in cash and cash equivalents...........................................        6,610,000           996,000
Cash and cash equivalents at beginning of period................................        4,758,000         5,127,000
                                                                                   --------------    --------------

Cash and cash equivalents at end of period......................................   $   11,368,000    $    6,123,000
                                                                                   ==============    ==============

Supplemental cash flow information:
   Cash paid for interest.......................................................   $   11,229,000    $    7,919,000
                                                                                   ==============    ==============
   Non-cash investing and financing activities -
      Issuance of KPP units for acquisition of terminals........................   $   56,488,000    $        -
                                                                                   ==============    ==============

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.     SIGNIFICANT ACCOUNTING POLICIES

       The unaudited condensed consolidated financial statements of Kaneb Pipe Line Operating Partnership, L.P. and its subsidiaries (the "Partnership") for the nine month periods ended September 30, 2001 and 2000, have been prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis. Significant accounting policies followed by the Partnership are disclosed in the notes to the consolidated financial statements of the Partnership for the year ended December 31, 2000. In the opinion of the Partnership's management, the accompanying condensed consolidated financial statements contain the adjustments, consisting of normal recurring accruals, necessary to present fairly the consolidated financial position of the Partnership and its consolidated subsidiaries at September 30, 2001 and the consolidated results of their operations and cash flows for the periods ended September 30, 2001 and 2000. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

2.     ACQUISITION AND FINANCING

       On January 3, 2001, the Partnership acquired Shore Terminals LLC ("Shore") for $107 million in cash and 1,975,090 units issued by Kaneb Pipe Line Partners, L.P. ("KPP"), (valued at $56.5 million on the date of agreement and its announcement). KPP holds a 99% limited partner interest in the Partnership. Financing for the cash portion of the purchase price was supplied under a new $275 million unsecured revolving credit agreement with a group of banks. The acquisition has been accounted for using the purchase method of accounting. Assuming the acquisition occurred on January 1, 2000, unaudited pro forma revenues, net income and net income per unit would be $140.8 million, $39.8 million and $1.90, respectively, for the nine months ended September 30, 2000.

       The $128 million of first mortgage notes outstanding at December 31, 2000 which were due in varying amounts from 2001 to 2016, were repaid in full in January of 2001 with the proceeds from the $275 million revolving credit facility. Under the provisions of the mortgage notes, the Partnership incurred a $6.5 million prepayment penalty, before income taxes, which has been recognized as an extraordinary expense in the first quarter of 2001.

3.     COMPREHENSIVE INCOME

       Comprehensive income for the nine months ended September 30, 2001 and 2000 is as follows:

                                                                                           Nine Months Ended
                                                                                             September 30,
                                                                                   --------------------------------
                                                                                        2001              2000
                                                                                   --------------    --------------
       Net income...............................................................   $   47,939,000    $   35,927,000
       Other comprehensive income (loss) - foreign currency translation
         adjustment.............................................................         (182,000)         (923,000)
                                                                                   --------------    --------------
       Comprehensive income.....................................................   $   47,757,000    $   35,004,000
                                                                                   ==============    ==============

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


4.     CASH DISTRIBUTIONS

       The Partnership expects to make distributions, in accordance with the Partnership Agreement, within 45 days of the end of each quarter to limited partner and general partner interests. Aggregate distributions of approximately $45.9 million and $40.1 million, were declared to limited partner and general partner interest for the nine month periods ended September 30, 2001 and 2000, respectively.

5.     CONTINGENCIES

       The operations of the Partnership are subject to Federal, state and local laws and regulations in the United States and the United Kingdom relating to protection of the environment. Although the Partnership believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance that significant costs and liabilities will not be incurred by the Partnership. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the Partnership, could result in substantial costs and liabilities to the Partnership.

       On April 7, 2000, a fuel oil pipeline in Maryland owned by Potomac Electric Power Company ("PEPCO") ruptured. The pipeline was operated by a partnership of which ST Services, a wholly-owned subsidiary of the Partnership, is general partner. PEPCO has reported that, through December 2000, it incurred approximately $66 million in clean-up costs and expects to incur total cleanup costs of $70 million to $75 million. Since May 2000, ST Services has participated provisionally in a minority share of the cleanup expense, which has been funded by ST Services' insurance carriers. The Partnership cannot predict the amount, if any, that ultimately may be determined to be ST Services' share of the remediation expense, but it believes that such amount will be covered by insurance and will not materially affect the Partnership's financial condition.

       As a result of the rupture, purported class actions have been filed in federal and state court in Maryland by property and/or business owners alleging damages in unspecified amounts against PEPCO and ST Services under various theories, including the federal Oil Pollution Act. The court has ordered a consolidated complaint to be filed in this action. ST Services' insurance carriers have assumed the defense of these actions. While the Partnership cannot predict the amount, if any, of any liability it may have in these suits, it believes that such amounts will be covered by insurance and that these actions will not have a material adverse effect on its financial condition.

       PEPCO and ST Services have agreed with the State of Maryland to pay costs of assessing natural resource damages under the federal Oil Pollution Act, but they cannot predict at this time the amount of any damages that may be claimed by Maryland. The Partnership believes that both the assessment costs and such damages are covered by insurance and will not materially affect the Partnership's financial condition.

       The U.S. Department of Transportation has issued a Notice of Proposed Violation to PEPCO and ST Services alleging violations over several years of pipeline safety regulations and proposing a civil penalty of $674,000. ST Services and PEPCO have contested the allegations of violations and the proposed penalty. The ultimate amount of any penalty attributable to ST Services cannot be determined at this time, but the Partnership believes that this matter will not have a material effect on the Partnership's financial condition.

       Certain subsidiaries of the Partnership were sued in a Texas state court in 1997 by Grace Energy Corporation ("Grace"), the entity from which the Partnership acquired ST Services in 1993. The lawsuit involves environmental response and remediation allegedly resulting from jet fuel leaks in the early 1970's from a pipeline. The pipeline,

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


which connected a former Grace terminal with Otis Air Force Base in Massachusetts, was abandoned in 1976, when the connecting terminal was sold to an unrelated entity.

       Grace alleged that subsidiaries of the Partnership acquired the abandoned pipeline, as part of the acquisition of ST Services in 1993, and assumed responsibility for environmental damages allegedly caused by the jet fuel leaks. Grace sought a ruling that these subsidiaries are responsible for all present and future remediation and expenses for these leaks and that Grace has no obligation to indemnify these subsidiaries for these expenses.

       In the lawsuit, Grace also sought indemnification for expenses that it has incurred since 1996 of approximately $3.5 million for response and remediation required by the State of Massachusetts and for additional expenses that it expects to incur in the future. The consistent position of the Partnership's subsidiaries is that they did not acquire the abandoned pipeline as part of the 1993 ST Services transaction, and therefore did not assume any responsibility for the environmental damage nor any liability to Grace for the pipeline.

       At the end of the trial, the jury returned a verdict including findings that Grace had breached a provision of the 1993 acquisition agreement and that the pipeline was abandoned before 1978. On August 30, 2000, the Judge entered final judgment in the case, which is now on appeal to the Dallas Court of Appeals, that Grace take nothing from the subsidiaries on its claims, including claims for future expenses. Although the Partnership's subsidiaries have not incurred any expenses in connection with the remediation, the court also ruled, in effect, that the subsidiaries would not be entitled to an indemnification from Grace if any such expenses were incurred in the future. However, the Judge let stand a prior summary judgment ruling that the pipeline was an asset of the company acquired as part of the 1993 ST Services transaction. The Judge also awarded attorney fees to Grace.

       While the judgment means that the subsidiaries have no obligation to reimburse Grace for the approximately $3.5 million it has incurred, as required by the State of Massachusetts, the Partnership's subsidiaries have filed an appeal of the judgment finding that the Otis Pipeline was transferred to them and the award of attorney fees.

       On April 2, 2001, Grace filed a petition in bankruptcy, which created an automatic stay against actions against Grace. This automatic stay will affect the appeal of this matter. The Texas court of appeals has issued an order staying all proceedings of the appeal because of the bankruptcy. Once that stay is lifted, the Partnership's subsidiaries that are party to the lawsuit intend to resume vigorous prosecution of the appeal.

       The Otis Air Force Base is a part of the Massachusetts Military Reservation ("MMR"), which has been declared a Superfund Site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. The MMR Site contains nine groundwater contamination plumes, two of which are allegedly associated with the pipeline, and various other waste management areas of concern, such as landfills. The United States Department of Defense and the United States Coast Guard, pursuant to a Federal Facilities Agreement, have been responding to the Government remediation demand for most of the contamination problems at the MMR Site. Grace and others have also received and responded to formal inquiries from the United States Government in connection with the environmental damages allegedly resulting from the jet fuel leaks. The Partnership's subsidiaries voluntarily responded to an invitation from the Government to provide information indicating that they do not own the pipeline. In connection with a court-ordered mediation between Grace and the subsidiaries, the Government advised the parties in April 1999 that it has identified the two spill areas that it believes to be related to the pipeline that is the subject of the Grace suit. The Government at that time advised the parties that it believed it had incurred costs of approximately $34 million, and expected in the future to incur costs of approximately $55 million, for remediation of one of the spill areas. This amount was not intended to be a final accounting of costs or to include all categories of costs. The Government also advised the parties that it could not at that time allocate its costs attributable to the second spill area.

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


       By letter dated July 26, 2001, the United States Department of Justice advised ST Services that the Government intends to seek reimbursement from it under the Massachusetts Oil and Hazardous Material Release Prevention and Response Act and the Declaratory Judgment Act for the Government's response costs at the two spill areas. The Government advised ST Services that it believes it has incurred costs exceeding $40 million and expects in the future to incur costs exceeding an additional $22 million, for remediation of the two spill areas. The Partnership believes that its subsidiaries have substantial defenses. ST Services responded to the Department of Justice on September 6, 2001, contesting the Government's positions and declining to reimburse any response costs.

       The Partnership does not believe that either the Grace litigation or the claims made by the Government will adversely affect its ability to make cash distributions to its unitholders, but there can be no assurances in that regard.

       The Partnership has other contingent liabilities resulting from litigation, claims and commitments incident to the ordinary course of business. Management believes that the ultimate resolution of such contingencies will not have a materially adverse effect on the financial position or results of operations of the Partnership.

6.     BUSINESS SEGMENT DATA

       The Partnership conducts business through two principal operations; the "Pipeline Operations," which consists primarily of the transportation of refined petroleum products in the Midwestern states as a common carrier, and the "Terminaling Operations," which provide storage for petroleum products, specialty chemicals and other liquids.

       The Partnership measures segment profit as operating income. Total assets are those controlled by each reportable segment. Business segment data is as follows:

                                                                                           Nine Months Ended
                                                                                             September 30,
                                                                                   --------------------------------
                                                                                        2001              2000
                                                                                   --------------    --------------
       Business segment revenues:
         Pipeline operations....................................................   $   55,155,000    $   52,298,000
         Terminaling operations.................................................       99,269,000        63,871,000
                                                                                   --------------    --------------
                                                                                   $  154,424,000    $  116,169,000
                                                                                   ==============    ==============

                                                                                           Nine Months Ended
                                                                                             September 30,
                                                                                   --------------------------------
                                                                                        2001              2000
                                                                                   --------------    --------------
       Business segment profit:
         Pipeline operations....................................................   $   26,640,000    $   26,700,000
         Terminaling operations.................................................       35,642,000        18,647,000
                                                                                   --------------    --------------
            Operating income....................................................       62,282,000        45,347,000
         Interest and other income, net.........................................        4,218,000           225,000
         Interest expense.......................................................      (12,144,000)       (9,016,000)
                                                                                   --------------    --------------
            Income before income taxes and extraordinary item...................   $   54,356,000    $   36,556,000
                                                                                   ==============    ==============

          KANEB PIPE LINE OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


                                                                                    September 30,     December 31,
                                                                                        2001              2000
                                                                                   ---------------   --------------
       Total assets:
         Pipeline operations....................................................   $  106,098,000    $  102,656,000
         Terminaling operations.................................................      432,946,000       272,407,000
                                                                                   --------------    --------------
                                                                                   $  539,044,000    $  375,063,000
                                                                                   ==============    ==============

7.     DERIVATIVE INSTRUMENTS

       Effective January 1, 2001, the Partnership adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting For Derivative Instruments and Hedging Activities", which establishes the accounting and reporting standards for such activities. Under SFAS No. 133, companies must recognize all derivative instruments on their balance sheet at fair value. Changes in the value of derivative instruments, which are considered hedges, are offset against the change in fair value of the hedged item through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. SFAS No. 133 requires that unrealized gains and losses on derivatives not qualifying for hedge accounting be recognized currently in earnings. On January 1, 2001, the Partnership was not a party to any derivative contracts; accordingly, initial adoption of SFAS No. 133 at that date did not have any effect on the Partnership's result of operations or financial position.

       In March of 2001 the Partnership entered into two contracts for the purpose of locking in interest rates on $100 million of anticipated ten-year public debt offerings. As the interest rate locks were not designated as hedging instruments pursuant to the requirements of SFAS No. 133, increases or decreases in the fair value of the contracts are included as a component of interest and other income, net. On May 22, 2001, the contracts were settled resulting in an aggregate gain of $3.8 million.

                                INDEX TO EXHIBITS

      23.1  -     Consent of Independent Accountants.